Exhibit 16.1

October 1, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Commissioners:

We have read the statements made by Franchise Group, Inc., formerly doing business as Liberty Tax, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Franchise Group, Inc. dated October 1, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

Attachment